EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference into this Registration Statement on Form S-8 of our reports dated March 7, 2007 relating to the financial statements of Ivanhoe Energy Inc. (which audit report expresses an unqualified opinion on the financial statements and includes a separate paragraph referring to a restatement of the financial statements and includes a separate report titled “Comments By Independent Registered Chartered Accountants on Canada – United States of America Reporting Differences” referring to conditions and events that cast substantial doubt on the Company's ability to continue as a going concern and changes in accounting principles that have a material effect on the comparability of the Company’s financial statements) and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Ivanhoe Energy Inc. for the year ended December 31, 2006.

(signed) “Deloitte & Touche LLP”

Deloitte & Touche LLP

Independent Registered Chartered Accountants

Calgary, Canada

Dated: May 15, 2007